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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                     CURRENT REPORT PURSUANT TO SECTION 13
                OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) March 19, 1998


                      INDUSTRIAL ACOUSTICS COMPANY, INC.
            (Exact name of registrant as specified in its charter)

   New York                      0-3680                        13-1713318
(State or other               (Commission File               (I.R.S. Employer
jurisdiction of                Number)                       Identification No.)
incorporation)


1160 Commerce Avenue, Bronx, New York                      10462
(Address of principal executive office)                  (Zip Code)

Registrant's telephone number, including area code (718) 931-8000

ITEM 1.   CHANGE OF CONTROL

Pursuant to a certain Stock Purchase Agreement dated as of January 26, 1998, as amended on March 19, 1998 (the "Agreement"), Martin Hirschorn, the founder and President of Industrial Acoustics Company, Inc. (the "Company" or "IAC") transferred his majority interest in the Company to IAC Holdings Corp. ("IAC Holdings") on March 19, 1998. On that date, IAC Holdings also purchased the interests of charities that were beneficiaries of gifts made by Mr. Hirschorn as well as certain members of management of the Company. As a result, IAC Holdings purchased a total of 2,353,904 shares of the Company's common stock, $.10 par value, or 79% of the Company's issued and outstanding stock.

Pursuant to the terms of the Agreement, IAC Holdings paid $11.00 in cash for each of the shares purchased, or a total of $25,892,944. There were no prior material relationships between IAC Holdings and any of the selling shareholders of the Company. The amount of the consideration paid by IAC Holdings was determined as a result of arms length negotiations between the parties.



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IAC Holdings Corp. is a Delaware corporation whose principal investor is a
European investment company. The Company is a New York-based international engineering products group, with operations in the Bronx, South Carolina, the United Kingdom and Germany. The Company is engaged in the development, design, manufacture, and installation of products designed to suppress noise and for acoustical conditioning. IAC products include sound isolation doors and windows, operable walls, power plant silencers, HVAC silencers, TV/radio broadcasting studios, music practice rooms, test chambers, wall and ceiling sound-absorptive systems, shipboard noise control systems, audiometric test facilities, traffic sound barriers, as well as jet aircraft "hush-houses", run-up pens and jet engine test cells.

ITEM 6.   RESIGNATION OF REGISTRANT'S DIRECTORS.

Upon the closing on March 19, 1998 of the transaction described above wherein IAC Holdings Corp. acquired a controlling interest in the Company, Arnold W. Kanarek, John M. Handley, Jorgen Svendsen and Michael W. Hirschorn resigned as directors. Henry E. Allen had resigned as a director of the Company on March 2, 1998. At a special meeting of the Board of Directors of the Company held on March 20, 1998, the two remaining directors, Martin Hirschorn and Frederic M. Oran appointed James A. Read, Robert M. Davies, Maarten D. Hemsley, Martin P. Dineen and Robert N. Haidinger as directors of the Company. All directors shall serve until the annual meeting of shareholders of the Company.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

                  (1)      Listing of Exhibits Incorporated by Reference:

                           None.

                  (2) Listing of Exhibits Filed with this Report:

                                    (2-1) Stock Purchase Agreement, dated as of January 26, 1998, by and between IAC Holdings Corp. and Martin Hirschorn.

                                    (2-2) Amendment to Stock Purchase
                                    Agreement, dated as of March 19, 1998, by and between IAC Holdings Corp. and Martin Hirschorn.




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                  SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           INDUSTRIAL ACOUSTICS COMPANY, INC.
                                           (Registrant)


Date: March 31, 1998                       By:   /s/ Robert N. Bertrand
                                              -------------------------
                                           Robert N. Bertrand,
                                           Vice President - Finance